BOK Financial® is a trademark of BOKF, NA. Member FDIC. Equal Housing Lender . BOK Financial announces retirement of Brad Vincent Tulsa, OK—BOK Financial announced that Brad Vincent, specialized industries banking executive, will retire effective Nov. 30, after 29 years with the company and over four decades in the industry. BOK Financial expects a successor to be named in early April. “Throughout his career, Brad has represented our company and our brand with distinction, delivering strong results while leading with integrity, discipline and a deep commitment to doing what’s right,” said Stacy Kymes, president and CEO of BOK Financial. “I’ll miss the collaborative spirit up and down the organization but am so proud of where the company is today,” said Vincent. “It has been incredibly energizing to be on a team that shares a vision and works toward achieving goals.” About BOK Financial BOK Financial Corporation is a $52 billion regional financial services company headquartered in Tulsa, Oklahoma with $127 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Connecticut, Nebraska, Tennessee and Wisconsin. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.